UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: November 19, 2008
(Date of earliest event reported: November 19, 2008)
Revlon, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11178	13-3662955

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 Park Avenue
New York, New York	10017

(Address of Principal Executive Offices)	(Zip Code)
(212) 527-4000
(Registrant’s telephone number, including area code)
None
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On November 19, 2008, beginning at approximately 1:00 p.m. E.S.T., Revlon, Inc.’s (the “Company”) senior management will review the attached presentation (the “Conference Presentation”) at an investor conference. A copy of the Conference Presentation is posted on the Company’s Investor Relation’s website, www.revloninc.com, under “Webcasts and Presentations.”
The Conference Presentation is divided into the following major components: (i) Business Overview; (ii) Strategy; (iii) Financial Performance; and (iv) Appendices.
The Conference Presentation includes Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is defined in the Basis of Presentation and is reconciled to net income / (loss), its most directly comparable GAAP measure, in the financial tables included in the Appendices to the Conference Presentation (the “Reconciliation Information”).
A copy of the Conference Presentation (including the Reconciliation Information) is attached to this report as Exhibit 99.1 and is incorporated by reference into this Item 7.01. In accordance with General Instruction B.2 to the Form 8-K, the information under this Item 7.01 and the Conference Presentation attached hereto as Exhibit 99.1 shall be deemed to be “furnished” to the SEC and not deemed to be “filed” with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.
Statements made in the Conference Presentation include various aspects of the Company’s strategic, business and financial plans. Statements made in the Conference Presentation, which are not historical, are forward-looking and based on management’s estimates, objectives, vision, projections, forecasts, plans, anticipations, targets, drivers, strategies, beliefs, intent, expectations, outlook, opportunities and initiatives, and thus are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. See “Forward-Looking Statements” included in the Appendices to the Conference Information.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
99.1	Conference Presentation (including the Reconciliation Information).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.
By:	/s/ Robert K. Kretzman
Robert K. Kretzman
Executive Vice President, Human Resources, Chief Legal Officer, General Counsel and Secretary

Date: November 19, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Conference Information (including the Reconciliation Information).